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                                                              Exhibit 23.4


                                  [LETTERHEAD]





Messrs ARAMEX International Limited
Amman, Jordan

Attn:  Mr. Fadi Ghandour
President & C.E.O.


2 November 1996



Dear Sir,

As independent public accountants, we hereby consent to the use of our report dated October 29, 1996 on the 1993 consolidated financial statements of ARAMEX INTERNATIONAL LTD. and to all references to our firm included in or made a part of the registration Statement on form F-1 [No. 333-______________] and related prospectus of Aramex International Limited.

We are independent auditors with respect to the Aramex International Limited and its subsidiaries and affiliates within the meaning of the Securities Act of 1933 and the applicable published rules and regulations thereunder.




Adnan Khleif
Partner

/s/ A.S. Khleif
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                                                                    EXHIBIT 23.4



Messrs ARAMEX International Limited
Amman, Jordan



Attn: Mr. Fadi Ghandour
President & C.E.O.



Dear Sir,



As independent public accountants, we hereby consent to the use of our report dated October 29, 1996 on the 1993 consolidated financial statements of ARAMEX INTERNATIONAL LTD. and to all references to our firm included in or made a part of the Registration Statement on form F-1 No. 333-15639 and related prospectus of Aramex International Limited.



We are independent auditors with respect to the Aramex International Limited and its subsidiaries and affiliates within the meaning of the Securities Act of 1933 and the applicable published rules and regulations thereunder.



Khleif & Co.
Public Accountants & Consultants



Amman, Jordan